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                                                                 Exhibit 10.13.2

                                SECOND AMENDMENT

                                       to

                             2000 STOCK OPTION PLAN

                                       of

                           DAYTON SUPERIOR CORPORATION

     Section 2.1(a) of the 2000 Stock Option Plan of Dayton Superior Corporation (the "Plan") hereby is amended in its entirety, effective as of July 15, 2002, to read as follows:

     "2.1 Shares Subject to Plan.

          (a) The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options shall not exceed 619,254 as adjusted pursuant to Section 8.3. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares."

     The foregoing amendment to the Plan was approved by the directors of Dayton Superior Corporation (the "Company") acting by unanimous written consent without meeting dated July 15, 2002, as permitted by Section 1701.54 of the Ohio Revised Code and is to be submitted to the shareholders of the Company for approval within 12 months after July 15, 2002.

     Except as expressly set forth above, the Plan is not hereby modified or amended and shall remain in full force and effect accordance with its terms.

     IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of July 15, 2002.


                                        DAYTON SUPERIOR CORPORATION


                                        By: /s/ John A. Ciccarelli
                                            Name: John A. Ciccarelli
                                            Title: Chairman of the Board of
                                                   Directors